                                                                Exhibit  32

                              Certification

  Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a)

   and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to Section 906 of the  Sarbanes-Oxley  Act of 2002 (subsections (a)

and (b) of Section 1350,  Chapter 63 of Title 18,  United States Code), each of the undersigned officers of The  L.S. Starrett Company,  a Massachusetts corporation  (the "Company"), does hereby certify, to such officer's knowledge, that:

The Quarterly Report on Form 10-Q for the quarter ended September 23, 2006 (the

"Form 10-Q") of the Company fully complies with the requirements of Section

13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  November 2, 2006                     /s/ Douglas A. Starrett

                                      Douglas A. Starrett

                                            Chief Executive Officer

Date:  November 2, 2006                     /s/ Randall J. Hylek

                                            Randall J. Hylek

                                            Chief Financial Officer

The foregoing certification is being furnished solely pursuant to Section

906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section

1350, Chapter 63 of Title 18, United  States Code) and is not being filed as part of the Form 10-Q or as a separate disclosure document.

A signed original of this written statement required by Section 906 has been provided to The L.S. Starrett Company and will be retained by The L.S.

Starrett Company and furnished to the Securities and Exchange Commission or its staff upon request.